UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 1, 2015

Date of Report

(Date of earliest event reported)

Bear State Financial, Inc.

(Exact name of registrant as specified in its charter)

Arkansas	0-28312	71-0785261
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

900 South Shackleford Rd., Suite 401 Little Rock, Arkansas	72211
(Address of principal executive offices)	(Zip Code)

(501) 320-4904

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01     Completion of Acquisition or Disposition of Assets.

On October 1, 2015, Bear State Financial, Inc. (the “Company”) completed its previously-announced acquisition of 100% of the outstanding common stock of Metropolitan National Bank (“Metropolitan”) from Marshfield Investment Company (“Marshfield”), pursuant to a Stock Purchase Agreement, dated as of June 22, 2015 (the “Purchase Agreement”), between the Company and Marshfield. As a result of the acquisition, Metropolitan is now a wholly-owned subsidiary of the Company.

Upon the terms set forth in the Purchase Agreement, the Company acquired the shares of Metropolitan in exchange for an aggregate purchase price of approximately $70 million consisting of (i) $28 million in cash and (ii) 4,610,317 shares of the Company’s common stock.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K/A filed with the Securities Exchange Commission on June 25, 2015 and incorporated by reference herein.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 1, 2015 and following the Company’s acquisition of Metropolitan, the Company appointed Mark McFatridge, 47, to serve as the President and Chief Executive Officer (“CEO”) of the Company and Bear State Bank, N.A., a wholly owned-subsidiary of the Company (the “Bank”). Mr. McFatridge will replace Mr. Richard Massey, who previously served as President and CEO of the Company and the Bank on an interim basis. Mr. Massey, however, will remain Chairman of the Board of Directors of the Company (the “Board”) and the Bank.

Also effective October 1, 2015, the Board increased the size of the Board to eleven directors and elected Mr. McFatridge to fill the resulting vacancy. Mr. McFatridge was also appointed to the board of directors of the Bank. In addition, he has been appointed to serve on the Nominating and Corporate Governance Committee of the Board.

Effective as of October 1, 2015, Mr. McFatridge entered into an employment agreement with the Company and the Bank (the “Employment Agreement”). The Employment Agreement provides for an initial term ending on December 31, 2018. After the end of the initial term, the Employment Agreement will automatically be renewed for additional one year periods unless otherwise terminated by either party upon 180 days written notice prior to the expiration of the applicable term. Mr. McFatridge is entitled to a base salary of $425,000.00 per year, and such salary may increase from time to time as determined by the Board.

Pursuant to the Employment Agreement, on October 1, 2015, Mr. McFatridge also received an inducement grant in the form of a restricted stock award having an aggregate award value of $425,000.00. Fifty percent of the restricted stock award will vest ninety (90) days after the grant date and the remaining fifty percent will vest on the one year anniversary of the grant date provided that Mr. McFatridge remains in the continuous employ of the Company and Bank.

Mr. McFatridge is eligible to participate in the Company’s annual cash bonus plans, with a target bonus of 100% of his base salary, based upon achievement of specific target levels established by the Compensation Committee of the Board (the “Compensation Committee”). Bonuses earned by Mr. McFatridge will be payable in cash and/or shares of Company common stock or shares of restricted common stock (with a maximum vesting period of three years), as determined by the Compensation Committee. Notwithstanding the above, Mr. McFatridge will be entitled to receive a minimum annual bonus of $120,000.00, payable one-half in cash and one-half in restricted stock (with a maximum vesting period of three years), for each of calendar years 2016 and 2017, regardless of actual performance. Mr. McFatridge is also eligible to participate in such employee benefit plans as are made available to, and on such terms and conditions applicable to, other similarly situated executives of the Company and Bank.

The foregoing description of Mr. McFatridge’s Employment Agreement is qualified in its entirety by the terms of such agreement, which is filed as Exhibit 10.1 herewith and incorporated herein by reference.

Mr. McFatridge has been active in commercial banking in a variety of executive positions for more than two decades. Prior to his appointment as President and CEO of the Company and the Bank, Mr. McFatridge served, and continues to serve following his appointment, as CEO of Metropolitan beginning in 2012. From April 2010 to February 2012, he served as Executive Vice President and Chief Operating Officer of Guaranty Bank, a wholly-owned subsidiary of Guaranty Financial Corp. (OTCMKTS: GFCJ), a publicly-traded stock holding company. Mr. McFatridge also previously served as President and Chief Operating Officer of OakStar Bank from July 2008 to March 2009, and for a period of six years held several positions with Regions Financial Corporation, including Market President of the Community Banks of Missouri and Western Kentucky and Chief Administrative Officer and Chief Financial Officer of the Midwest banking region. Additionally, Mr. McFatridge previously served Fifth Third Bank of Central Indiana for seven years in various positions including Commercial Relationship Manager and Banking Center Manager. He is a graduate of Butler University where he earned a B.S. in Accounting and an M.B.A. in Finance. Mr. McFatridge is a member of the Young Presidents’ Organization and the 31st Judicial Circuit Judicial Performance Evaluation Committee. He serves on the boards of the Ozarks Technical Community College Foundation and the Springfield Business Development Corporation.

There is no family relationship between Mr. McFatridge and any other director or executive officer of the Company or Bank. No arrangement or understanding exists between Mr. McFatridge and any other person pursuant to which Mr. McFatridge was selected as an officer and director of the Company and Bank. Since the beginning of the Company’s last fiscal year through the date hereof, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Mr. McFatridge had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Item 7.01     Regulation FD Disclosure

On October 1, 2015, the Company issued a press release announcing its completed acquisition of Metropolitan, Mr. McFatridge’s appointment as President and CEO of the Company and Bank, and Mr. McFatridge’s appointment to the Boards of Directors of the Company and Bank. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

The information contained in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits

(a)                 Financial statements of businesses acquired.

The Company intends to file the financial statements of Metropolitan required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)                Pro forma financial information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)	The following exhibits are included with this Current Report:

Exhibit No.	Description

2.1

Stock Purchase Agreement, dated as of June 22, 2015, by and between Bear State Financial, Inc. and Marshfield Investment Company (filed as Exhibit 2.1 to Bear State’s Amended Current Report on Form 8-K/A, filed on June 25, 2015, and incorporated herein by reference)

10.1	Employment Agreement, dated October 1, 2015, by and between Bear State Financial, Inc., Bear State Bank, N.A. and Mark McFatridge

99.1	Press Release dated October 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAR STATE FINANCIAL, INC.

Date: October 1, 2015	By:	/s/ Matt Machen
	Name:	Matt Machen
	Title:	Senior Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1

Stock Purchase Agreement, dated as of June 22, 2015, by and between Bear State Financial, Inc. and Marshfield Investment Company (filed as Exhibit 2.1 to Bear State’s Amended Current Report on Form 8-K/A, filed on June 25, 2015, and incorporated herein by reference)

10.1	Employment Agreement, dated October 1, 2015, by and between Bear State Financial, Inc., Bear State Bank, N.A. and Mark McFatridge

99.1	Press Release dated October 1, 2015